KKR & Co. Inc. Reports Second Quarter 2020 Results
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NEW YORK, August 4, 2020 - KKR & Co. Inc. (NYSE: KKR) today reported its second quarter 2020 results.

GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders(1) was $698.6 million and $(590.2) million, respectively, for the quarter and six months ended June 30, 2020. On a diluted basis, Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock was $1.24 and $(1.06), respectively, for the quarter and six months ended June 30, 2020. KKR & Co. Inc. Stockholders' Equity - Common Stockholders(1) was $9.5 billion as of June 30, 2020, or $16.94 Per Outstanding Share of Common Stock.

After-tax Distributable Earnings and After-tax Distributable Earnings Per Adjusted Share were $325.6 million and $0.39, respectively, for the quarter ended June 30, 2020 and were $680.9 million and $0.80, respectively, for the six months ended June 30, 2020.

•
Despite volatility experienced across global markets year-to-date, After-tax Distributable Earnings Per Adjusted Share of $0.80 for the first six months of 2020 are 5% higher compared to the first six months of 2019.  After-tax Distributable Earnings per Adjusted Share of $0.39 for the second quarter of 2020 are flat compared to the second quarter of 2019.

•
Assets Under Management and Fee Paying Assets Under Management were $222 billion and $160 billion, up 8% and 6%, respectively, over the last 12 months.  Uncalled commitments were $67 billion, up 18% year-over-year, of which $28 billion will contribute to Fee Paying Assets Under Management as that capital is either invested or enters its investment period.

•
New capital raised in the quarter was $16 billion, a record quarterly figure for KKR, driven by fundraising across our Asia Private Equity, Asia Infrastructure, Core Plus Real Estate and Dislocation strategies.

•	Book Value was $15 billion or $17.73 per adjusted share as of June 30, 2020.

•	KKR’s regular dividend of $0.135 per common share was declared for the quarter ended June 30, 2020.

•
On July 8, 2020, KKR announced the acquisition of Global Atlantic Financial Group Limited (“Global Atlantic”), a leading retirement and life insurance company.  The acquisition, which is expected to close in early 2021, is subject to required regulatory approvals and certain other customary closing conditions.

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“Our year-to-date results demonstrate the resiliency of KKR’s model with growth seen across our key financial metrics despite broad market volatility,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “We continued to scale our businesses organically, raising a record amount of capital in the second quarter, while finding opportunities to invest globally on behalf of our limited partners. These strong fundamentals, coupled with our recently announced agreement to acquire Global Atlantic, position us well for future growth.”

Note: KKR discloses in this earnings release certain financial measures, including after-tax distributable earnings, distributable revenues, distributable expenses, book value, book assets, and book liabilities, that are not calculated and presented in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). Such non-GAAP measures should be considered in addition to, and not a substitute for or superior to, financial measures calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in Exhibit A.

(1)
Represents only that portion of the business held by KKR & Co. Inc. and does not include the economic interests that are held by KKR Holdings L.P. Our non-GAAP financial results are presented prior to giving effect to the allocation of ownership interests between KKR & Co. Inc. and KKR Holdings L.P. and as such represents the business in total.

GAAP RESULTS
Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders was $698.6 million for the quarter ended June 30, 2020, compared to $514.4 million for the quarter ended June 30, 2019. Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders was $(590.2) million for the six months ended June 30, 2020, compared to $1,215.4 million for the six months ended June 30, 2019.
Revenues for the quarter ended June 30, 2020 were $1,332.0 million compared to $1,179.9 million for the quarter ended June 30, 2019. The increase is primarily driven by a higher level of carried interest due to the recovery in the financial markets in the quarter ended June 30, 2020, partially offset by the decrease in transaction fees. Revenues for the six months ended June 30, 2020 were $330.5 million compared to $2,367.3 million for the six months ended June 30, 2019. The decrease is primarily driven by mark-to-market net carried interest losses in the current period due to economic and market impacts of COVID-19 and a decrease in transaction fees.
Expenses for the quarter ended June 30, 2020 were $757.1 million compared to $808.8 million for the quarter ended June 30, 2019. The decrease is primarily driven by lower cash compensation and other operating expenses. Expenses for the six months ended June 30, 2020 were $660.4 million compared to $1,537.6 million for the six months ended June 30, 2019. The decrease is primarily due to the reversal of previously recognized accrued carried interest compensation resulting from net carried interest losses in the current period.
Total investment income (loss) for the quarter ended June 30, 2020 was $1,582.5 million compared to $1,156.1 million for the quarter ended June 30, 2019.The increase is primarily due to a higher level of investment portfolio appreciation due to the recovery in the financial markets in the second quarter of 2020. Total investment income (loss) for the six months ended June 30, 2020 was $(2,101.3) million compared to $2,492.0 million for the six months ended June 30, 2019. The decrease is attributable to net unrealized investment losses in the current period from our investment portfolio driven by the impact of COVID-19 on the economic outlook and overall market environment.
KKR & Co. Inc. Stockholders’ Equity - Common Stockholders per Outstanding Share of common stock was $16.94 as of June 30, 2020, down from $18.44 as of December 31, 2019. The decrease was primarily attributable to net depreciation in the value of our investment portfolio that is attributable to KKR & Co. Inc. during the first six months of 2020 and to a lesser extent dividends to common stockholders.

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NON-GAAP RESULTS
AFTER-TAX DISTRIBUTABLE EARNINGS
After-tax distributable earnings were $325.6 million for the quarter ended June 30, 2020, compared with $327.3 million in the comparable prior period. After-tax distributable earnings were $680.9 million for the six months ended June 30, 2020, compared with $641.4 million in the comparable prior period.
After-tax distributable earnings were relatively flat in the quarterly period resulting from decreases in transaction fees and realized investment income, partially offset by an increase in realized performance income and management fees. The increase in the six months ended June 30, 2020 is primarily attributable to increases in realized performance income and management fees, partially offset by a decrease in transaction fees. Management fees were $332.9 million for the quarter ended June 30, 2020 and $664.6 million for the six months ended June 30, 2020, compared with $303.0 million and $595.3 million in the comparable prior periods. The increase in management fees for both periods reflects an overall higher level of FPAUM in each of the Private Markets and Public Markets business lines.
BOOK VALUE PER ADJUSTED SHARE
Book value per adjusted share was $17.73 as of June 30, 2020, down 8%, compared with $19.24 as of December 31, 2019. The decrease was primarily attributable to net depreciation in the value of our investment portfolio for the first six months of 2020 primarily due to the market and economic impacts of COVID-19 and to a lesser extent dividends to our shareholders, net of after-tax distributable earnings. Our private equity portfolio appreciated 5% over the last twelve months.
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OPERATING METRICS
ASSETS UNDER MANAGEMENT
AUM was $221.8 billion as of June 30, 2020 compared to $207.1 billion as of March 31, 2020. The increase was primarily attributable to (i) new capital raised primarily in our Asia private equity strategy, our private credit and leveraged credit strategies and certain of our infrastructure and real estate strategies and (ii) appreciation in the value of our Private and Public Markets portfolios. The increase was partially offset by distributions to limited partners in our infrastructure and private equity portfolios and redemptions in funds managed by our strategic partners.
FEE PAYING ASSETS UNDER MANAGEMENT
FPAUM was $160.3 billion as of June 30, 2020 compared to $159.1 billion as of March 31, 2020. FPAUM was relatively flat resulting from new capital raised across multiple strategies including infrastructure, leveraged and private credit, private equity, real estate and in funds managed by our strategic partners, partially offset by distributions to limited partners in our infrastructure portfolio and distributions across various Public Markets strategies.

DIVIDENDS AND OTHER
A dividend of $0.135 per share of common stock has been declared for the second quarter of 2020, which will be paid on September 1, 2020 to holders of record of common stock as of the close of business on August 17, 2020.
A dividend of $0.421875 per share of Series A Preferred Stock has been declared and set aside for payment on September 15, 2020 to holders of record of Series A Preferred Stock as of the close of business on September 1, 2020. A dividend of $0.406250 per share of Series B Preferred Stock has been declared and set aside for payment on September 15, 2020 to holders of record of Series B Preferred Stock as of the close of business on September 1, 2020.
The declaration and payment of any future dividends on preferred or common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law.  There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for common stock will be maintained.

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SHARE REPURCHASE ACTIVITY (1)
Effective May 6, 2020, KKR increased the total available amount under its repurchase program to $500 million, which may be used to repurchase shares in the open market as well as to reduce shares issuable to participants in its equity incentive plans. In total, as can be seen in the table below, KKR has used approximately $1.3 billion to either repurchase shares or retire equity awards since the inception of KKR’s share repurchase plan on October 27, 2015 through July 31, 2020.

Share Repurchase Activity -- October 27, 2015 through July 31, 2020 (2)
(Amounts in millions, except per share amounts)	Inception to Date
Open Market Share Repurchases	52.3
Reduction of Shares for Retired Equity Awards (3)	18.0
Total Repurchased Shares and Retired Equity Awards	70.3
Total Capital Used	$1,318
Average Price Paid Per Share (4)	$18.75
Remaining Availability under Current Share Repurchase Plan	$500

From December 31, 2019 through July 31, 2020, KKR used a total of approximately $286 million to repurchase 10.2 million shares in the open market and to retire equity awards representing 1.7 million shares that otherwise would have been issued to participants under the Equity Incentive Plans. During this period, open market purchases were made at an average cost of $24.14 per share. The timing, manner, price and amount of any common stock repurchases will be determined by KKR in its discretion and will depend on a variety of factors, including legal requirements, price and economic and market conditions. The program does not require KKR to repurchase any specific number of shares of common stock, and the program may be suspended, extended, modified or discontinued at any time.

(1)	References to the repurchase and reduction of shares relate to shares of KKR common stock.

(2)	KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015.

(3)
Refers to the retirement of equity awards issued pursuant to the Amended and Restated KKR & Co. Inc. 2010 Equity Incentive Plan and the KKR & Co. Inc. 2019 Equity Incentive Plan (collectively the "Equity Incentive Plans").

(4)
Average price paid per share reflects total capital used to repurchase shares and to retire equity awards from inception to July 31, 2020 divided by the total number of repurchased shares and retired equity awards.

CONFERENCE CALL
A conference call to discuss KKR's financial results will be held on Tuesday, August 4, 2020 at 10:00 a.m. ET. The conference call may be accessed by dialing (877) 407-0312 (U.S. callers) or +1 (201) 389-0899 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at https://ir.kkr.com/events-presentations/. A replay of the live broadcast will be available on KKR's website beginning approximately one hour after the live broadcast ends.
A slide presentation containing supplemental commentary about KKR's financial results for the fiscal quarter ended June 30, 2020 may be accessed through the Investor Center of the KKR website at https://ir.kkr.com/events-presentations/. The presentation will be referenced on the conference call discussed above.
From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.
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ABOUT KKR
KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, credit and real assets, with strategic partners that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.
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FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to: the declaration and payment of dividends in future quarters; the timing, manner and volume of repurchase of common stock pursuant to its repurchase program; the transaction to acquire all outstanding shares of Global Atlantic and expected timing of closing of the acquisition. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, AUM, FPAUM, after-tax distributable earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, fee related earnings, adjusted EBITDA, core interest expense and book value, debt levels, outstanding shares of common stock and capital structure may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: failure to realize the anticipated benefits within the expected timeframes from the planned acquisition of Global Atlantic; unforeseen liabilities or integration and other costs of the Global Atlantic acquisition and timing related thereto; availability and cost of financing to fund the acquisition; ability to syndicate to potential co-investors; changes in Global Atlantic's business; any delays or difficulties in receiving regulatory approvals; failure to complete the Global Atlantic transaction; distraction of management or other diversion of resources within each company caused by the Global Atlantic transaction; retention of key Global Atlantic employees; Global Atlantic's ability to maintain business relationships during the pendency of and following the acquisition; the severity and duration of the COVID-19 pandemic; the pandemic's impact on the U.S. and global economies; federal, state and local governmental responses to the pandemic; whether KKR realizes all or any of the anticipated benefits from converting to a corporation (the "Conversion") and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the Conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR's or Global Atlantic's business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management or insurance industry, interest rates, credit spreads, currency exchange rates or the general economy; underperformance of KKR's or Global Atlantic's investments and decreased ability to raise funds; changes in Global Atlantic policyholders' behavior; any disruption in servicing Global Atlantic's insurance policies; the use of estimates and risk management in Global Atlantic's business; outcome of Global Atlantic's litigation and regulatory matters; and the degree and nature of KKR's and Global Atlantic's competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 18, 2020, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.
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CONTACT INFORMATION
Investor Relations:
Craig Larson
Tel: +1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com

Media:
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenues
Fees and Other	$393,473	$519,441	$774,045	$891,989
Capital Allocation-Based Income (Loss)	938,521	660,423	(443,556)	1,475,355
Total Revenues	1,331,994	1,179,864	330,489	2,367,344
Expenses
Compensation and Benefits	591,324	608,967	329,187	1,153,529
Occupancy and Related Charges	17,579	17,193	33,901	31,883
General, Administrative and Other	148,165	182,651	297,288	352,166
Total Expenses	757,068	808,811	660,376	1,537,578
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	1,480,869	1,037,985	(2,463,635)	2,241,863
Dividend Income	9,969	17,130	178,668	39,755
Interest Income	331,732	365,727	685,187	724,238
Interest Expense	(240,067)	(264,766)	(501,536)	(513,854)
Total Investment Income (Loss)	1,582,503	1,156,076	(2,101,316)	2,492,002

Income Tax Expense (Benefit)	206,264	165,399	(154,415)	332,992

Net Income (Loss) Attributable to Noncontrolling Interests	1,244,196	838,996	(1,703,233)	1,756,723

Preferred Stock Dividends	8,341	8,341	16,682	16,682

Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders (1)	$698,628	$514,393	$(590,237)	$1,215,371

Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock (1)
Basic	$1.25	$0.94	$(1.06)	$2.25
Diluted (2)	$1.24	$0.93	$(1.06)	$2.20
Weighted Average Shares of Common Stock Outstanding (1)
Basic	558,774,162	544,528,863	558,961,992	539,240,051
Diluted (2)	565,611,138	554,643,810	558,961,992	552,374,508

GAAP CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
(Amounts in thousands, except per share amounts)

	As of
	June 30, 2020	December 31, 2019

Assets
Cash and Cash Equivalents	$2,454,541	$2,346,713
Investments	54,425,153	54,936,268
Other Assets	5,230,688	3,616,338
Total Assets	$62,110,382	$60,899,319

Liabilities and Equity
Debt Obligations	$28,676,899	$27,013,284
Other Liabilities	4,038,821	3,383,661
Total Liabilities	32,715,720	30,396,945

Stockholders' Equity
KKR & Co. Inc. Stockholders' Equity - Series A and B Preferred Stock	482,554	482,554
KKR & Co. Inc. Stockholders' Equity - Series I and II Preferred Stock, Common Stock (1)	9,472,314	10,324,936
Noncontrolling Interests	19,439,794	19,694,884
Total Equity	29,394,662	30,502,374
Total Liabilities and Equity	$62,110,382	$60,899,319

KKR & Co. Inc. Stockholders' Equity Per Outstanding Share of Common Stock (1)	$16.94	$18.44

(1)
As used in this press release, references to common stock for prior periods mean Class A common stock of KKR & Co. Inc. and references to Series I Preferred Stock and Series II Preferred Stock for prior periods mean Class B common stock and Class C common stock of KKR & Co. Inc., respectively.

(2)
Consistent with prior quarters, KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per share of common stock since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnership L.P. As required under GAAP, for the six months ended June 30, 2020, unvested shares of common stock are excluded from the calculation of diluted earnings per share of common stock because inclusion of such unvested shares of common stock would be anti-dilutive having the effect of decreasing the loss per share of common stock.

DISTRIBUTABLE REVENUES, DISTRIBUTABLE EXPENSES AND AFTER-TAX DISTRIBUTABLE EARNINGS (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

DISTRIBUTABLE REVENUES

	Quarter Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Distributable Revenues
Fees and Other, Net
Management Fees	$332,861	$331,758	$303,016	$664,619	$595,312
Transaction Fees	161,339	98,420	303,802	259,759	490,529
Monitoring Fees	26,902	31,149	26,424	58,051	52,075
Fee Credits	(75,111)	(35,614)	(105,554)	(110,725)	(212,970)
Total Fees and Other, Net	445,991	425,713	527,688	871,704	924,946

Realized Performance Income (Loss)
Carried Interest	345,665	361,331	211,919	706,996	542,264
Incentive Fees	9,733	10,957	21,764	20,690	41,301
Total Realized Performance Income (Loss)	355,398	372,288	233,683	727,686	583,565

Realized Investment Income (Loss)
Net Realized Gains (Losses)	36,536	6,670	75,093	43,206	119,805
Interest Income and Dividends	53,789	138,494	71,057	192,283	129,264
Total Realized Investment Income (Loss)	90,325	145,164	146,150	235,489	249,069

Total Distributable Revenues	$891,714	$943,165	$907,521	$1,834,879	$1,757,580

DISTRIBUTABLE EXPENSES

	Quarter Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Distributable Expenses
Compensation and Benefits (1)	$356,614	$377,230	$363,029	$733,844	$703,315
Occupancy and Related Charges	13,964	14,114	16,488	28,078	30,445
Other Operating Expenses	72,051	79,628	82,843	151,679	157,753
Total Distributable Expenses	$442,629	$470,972	$462,360	$913,601	$891,513

AFTER-TAX DISTRIBUTABLE EARNINGS

	Quarter Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
After-tax Distributable Earnings
(+) Total Distributable Revenues	$891,714	$943,165	$907,521	$1,834,879	$1,757,580
(-) Total Distributable Expenses	442,629	470,972	462,360	913,601	891,513
(=) Total Distributable Operating Earnings	449,085	472,193	445,161	921,278	866,067
(-) Interest Expense	50,784	47,434	46,859	98,218	90,989
(-) Preferred Dividends	8,341	8,341	8,341	16,682	16,682
(-) Income (Loss) Attributable to Noncontrolling Interests	1,002	1,089	1,864	2,091	2,223
(-) Income Taxes Paid	63,315	60,035	60,815	123,350	114,808
After-tax Distributable Earnings	$325,643	$355,294	$327,282	$680,937	$641,365

After-tax Distributable Earnings Per Adjusted Share	$0.39	$0.42	$0.39	$0.80	$0.77
Weighted Average Adjusted Shares	845,065,077	847,471,874	842,323,052	846,268,476	837,563,415

Assets Under Management	$221,756,700	$207,076,900	$205,659,100	$221,756,700	$205,659,100
Fee Paying Assets Under Management	$160,329,800	$159,056,200	$151,523,600	$160,329,800	$151,523,600
Capital Invested and Syndicated Capital	$6,877,800	$5,162,100	$7,354,100	$12,039,900	$13,179,100
Uncalled Commitments	$66,818,800	$58,194,100	$56,478,700	$66,818,800	$56,478,700

Fee Related Earnings	$244,582	$236,153	$287,109	$480,735	$509,460

(1)
Includes equity-based compensation of $39.9 million, $51.0 million, and $48.6 million for the quarters ended June 30, 2020, March 31, 2020, and June 30, 2019, respectively, and $90.9 million and $103.5 million for the six months ended June 30, 2020 and 2019, respectively.

SCHEDULE OF SELECTED SUPPLEMENTAL FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

PRIVATE MARKETS BUSINESS LINE REVENUES & OPERATING METRICS

	Quarter Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Fees and Other, Net
Management Fees	$223,221	$217,260	$192,641	$440,481	$375,862
Transaction Fees	85,478	16,868	136,296	102,346	235,313
Monitoring Fees	26,902	31,149	26,424	58,051	52,075
Fee Credits	(69,273)	(15,479)	(97,579)	(84,752)	(179,921)
Total Fees and Other, Net	$266,328	$249,798	$257,782	516,126	483,329

Realized Performance Income (Loss)
Carried Interest	$345,665	$325,691	$202,019	$671,356	$532,364
Incentive Fees	885	1,137	810	2,022	1,485
Total Realized Performance Income (Loss)	$346,550	$326,828	$202,829	$673,378	$533,849

Assets Under Management	$124,828,200	$114,112,000	$112,039,300	$124,828,200	$112,039,300
Fee Paying Assets Under Management	$77,356,100	$77,566,400	$73,347,400	$77,356,100	$73,347,400
Capital Invested	$5,506,000	$1,434,000	$3,993,100	$6,940,000	$7,252,300
Uncalled Commitments	$55,427,200	$48,918,100	$46,258,800	$55,427,200	$46,258,800

PUBLIC MARKETS BUSINESS LINE REVENUES & OPERATING METRICS

	Quarter Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Fees and Other, Net
Management Fees	$109,640	$114,498	$110,375	$224,138	$219,450
Transaction Fees	6,423	21,369	8,472	27,792	35,928
Fee Credits	(5,838)	(20,135)	(7,975)	(25,973)	(33,049)
Total Fees and Other, Net	$110,225	$115,732	$110,872	225,957	222,329

Realized Performance Income (Loss)
Carried Interest	$—	$35,640	$9,900	$35,640	$9,900
Incentive Fees	8,848	9,820	20,954	18,668	39,816
Total Realized Performance Income (Loss)	$8,848	$45,460	$30,854	$54,308	$49,716

Assets Under Management	$96,928,500	$92,964,900	$93,619,800	$96,928,500	$93,619,800
Fee Paying Assets Under Management	$82,973,700	$81,489,800	$78,176,200	$82,973,700	$78,176,200
Capital Invested	$1,158,900	$3,642,100	$1,793,100	$4,801,000	$4,020,200
Uncalled Commitments	$11,391,600	$9,276,000	$10,219,900	$11,391,600	$10,219,900

CAPITAL MARKETS BUSINESS LINE REVENUES & OPERATING METRICS

	Quarter Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Transaction Fees	$69,438	$60,183	$159,034	$129,621	$219,288

Syndicated Capital	$212,900	$86,000	$1,567,900	$298,900	$1,906,600

PRINCIPAL ACTIVITIES BUSINESS LINE REVENUES

	Quarter Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Realized Investment Income (Loss)
Net Realized Gains (Losses)	$36,536	$6,670	$75,093	$43,206	$119,805
Interest Income and Dividends	53,789	138,494	71,057	192,283	129,264
Total Realized Investment Income (Loss)	$90,325	$145,164	$146,150	$235,489	$249,069

BOOK ASSETS, BOOK LIABILITIES AND BOOK VALUE (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

BOOK ASSETS

	As of
	June 30, 2020		December 31, 2019
Book Assets
Cash and Short-term Investments	$3,022,903		$2,783,905
Investments	12,492,986	(1)	13,026,387
Net Unrealized Carried Interest	1,305,013	(2)	1,982,251	(2)
Tax Assets	364,689		111,719
Other Assets	4,101,168		3,716,189
Total Book Assets	$21,286,759		$21,620,451

BOOK LIABILITIES

	As of
	June 30, 2020		December 31, 2019
Book Liabilities
Debt Obligations - KKR (ex-KFN)	$3,856,261		$3,097,460
Debt Obligations - KFN	948,517		948,517
Tax Liabilities	250,513		169,997
Other Liabilities	715,153		514,236
Total Book Liabilities	$5,770,444		$4,730,210

BOOK VALUE

	As of
	June 30, 2020		December 31, 2019
Book Value
(+) Total Book Assets	$21,286,759		$21,620,451
(-) Total Book Liabilities	5,770,444		4,730,210
(-) Noncontrolling Interests	28,222		26,291
(-) Preferred Stock	500,000		500,000
Book Value	$14,988,093		$16,363,950

Book Value Per Adjusted Share	$17.73		$19.24
Adjusted Shares	845,119,364		850,388,924

Note: As of June 30, 2020, KKR had a (i) $1.0 billion revolving credit facility, which was undrawn, and (ii) $1.3 billion in revolving credit facilities for use in its capital markets business, which were also undrawn.

(1)	See schedule of investments that follows on the next page.

(2)	The following table provides net unrealized carried interest by business line:

	As of
	June 30, 2020	December 31, 2019
Private Markets Business Line	$1,299,877	$1,832,581
Public Markets Business Line	5,136	149,670
Total	$1,305,013	$1,982,251

SCHEDULE OF INVESTMENTS (UNAUDITED) (1)
(Amounts in thousands, except percentage amounts)

As of June 30, 2020

Investments	Fair Value

Private Equity Funds / SMAs	$5,113,700
Private Equity Co-Investments and Other Equity	3,590,582
Private Equity Total	8,704,282

Energy	576,421
Real Estate	961,624
Infrastructure	538,936
Real Assets Total	2,076,981

Special Situations	363,775
Private Credit	142,654
Alternative Credit Total	506,429
CLOs	573,763
Other Credit	149,867
Credit Total	1,230,059

Other	481,664

Total Investments	$12,492,986

	As of June 30, 2020

Significant Investments: (3)	Fair Value	Fair Value as a % of Total Investments
Fiserv, Inc.	$1,458,471	11.7%
USI, Inc.	831,492	6.7%
BridgeBio Pharma Inc.	446,807	3.6%
PetVet Care Centers, LLC	437,739	3.5%
Heartland Dental, LLC	423,157	3.4%
Total Significant Investments	3,597,666	28.9%

Other Investments	8,895,320	71.1%
Total Investments	$12,492,986	100.0%

(1)
Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and other businesses, including the general partner interests of KKR’s investment funds.

(2)
Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, core private equity funds and other opportunistic investments. Equity investments in other asset classes, such as energy, real estate, and alternative credit appear in these other asset classes.

(3)
Significant Investments include the top five investments (other than investments expected to be syndicated or transferred in connection with a new fundraising) based on their fair values as of June 30, 2020. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable.

ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line	Public Markets Business Line		Total
Quarter Ended June 30, 2020
March 31, 2020	$114,112,000	$92,964,900		$207,076,900
New Capital Raised	10,257,000	6,173,500		16,430,500
Distributions and Other	(4,911,100)	(4,202,200)	(1)	(9,113,300)
Change in Value	5,370,300	1,992,300		7,362,600
June 30, 2020	$124,828,200	$96,928,500		$221,756,700

Six Months Ended June 30, 2020
December 31, 2019	$119,274,700	$99,080,400		$218,355,100
New Capital Raised	14,439,000	9,082,700		23,521,700
Distributions and Other	(7,806,800)	(6,167,100)	(2)	(13,973,900)
Change in Value	(1,078,700)	(5,067,500)		(6,146,200)
June 30, 2020	$124,828,200	$96,928,500		$221,756,700

Trailing Twelve Months Ended June 30, 2020
June 30, 2019	$112,039,300	$93,619,800		$205,659,100
New Capital Raised	21,485,500	14,747,800		36,233,300
Impact of Other Transactions	—	2,172,900	(3)	2,172,900
Distributions and Other	(12,975,500)	(9,387,500)	(4)	(22,363,000)
Change in Value	4,278,900	(4,224,500)		54,400
June 30, 2020	$124,828,200	$96,928,500		$221,756,700

(1)	Includes $3,052.3 million of redemptions by fund investors.

(2)	Includes $4,546.6 million of redemptions by fund investors.

(3)	Includes KKR's incremental pro rata portion of AUM of $2,172.9 million managed by Marshall Wace LLP due to an additional 5% interest acquired by KKR on November 22, 2019.

(4)	Includes $7,065.3 million of redemptions by fund investors.

FEE PAYING ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line	Public Markets Business Line		Total
Quarter Ended June 30, 2020
March 31, 2020	$77,566,400	$81,489,800		$159,056,200
New Capital Raised	2,102,900	4,219,300		6,322,200
Distributions and Other	(2,892,100)	(4,714,200)	(1)	(7,606,300)
Change in Value	578,900	1,978,800		2,557,700
June 30, 2020	$77,356,100	$82,973,700		$160,329,800

Six Months Ended June 30, 2020
December 31, 2019	$76,918,100	$84,291,700		$161,209,800
New Capital Raised	3,403,100	8,190,700		11,593,800
Distributions and Other	(3,975,600)	(6,582,200)	(2)	(10,557,800)
Change in Value	1,010,500	(2,926,500)		(1,916,000)
June 30, 2020	$77,356,100	$82,973,700		$160,329,800

Trailing Twelve Months Ended June 30, 2020
June 30, 2019	$73,347,400	$78,176,200		$151,523,600
New Capital Raised	8,885,400	14,168,800		23,054,200
Impact of Other Transactions	—	2,172,900	(3)	2,172,900
Distributions and Other	(5,785,100)	(9,237,800)	(4)	(15,022,900)
Net Changes in Fee Base of Certain Funds (5)	(240,500)	—		(240,500)
Change in Value	1,148,900	(2,306,400)		(1,157,500)
June 30, 2020	$77,356,100	$82,973,700		$160,329,800

(1)	Includes $2,409.2 million of redemptions by fund investors.

(2)	Includes $3,787.5 million of redemptions by fund investors.

(3)	Includes KKR's incremental pro rata portion of FPAUM of $2,172.9 million managed by Marshall Wace LLP due to an additional 5% interest acquired by KKR on November 22, 2019.

(4)	Includes $6,122.2 million of redemptions by fund investors.

(5)	Represents the impact of certain funds entering their post-investment period.

INVESTMENT VEHICLE SUMMARY (UNAUDITED)
As of June 30, 2020
(Amounts in millions, except percentages)

	Investment Period		Amount
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets Business Line

Private Equity and Growth Funds
Americas Fund XII	1/2017	1/2023	$13,500.0	$6,593.7	5.8%	$6,910.2	$89.0	$6,817.5	$8,794.3
North America Fund XI	9/2012	1/2017	8,718.4	576.3	2.9%	9,579.6	11,501.4	5,101.5	8,217.1
2006 Fund (1)	9/2006	9/2012	17,642.2	247.4	2.1%	17,309.3	31,033.0	3,283.1	4,849.7
Millennium Fund (1)	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	14,123.1	—	6.1
European Fund V	3/2019	7/2025	6,320.2	4,891.2	1.8%	1,429.0	—	1,429.0	1,449.2
European Fund IV	12/2014	3/2019	3,509.9	259.5	5.7%	3,372.9	2,840.4	2,208.3	3,211.3
European Fund III (1)	3/2008	3/2014	5,508.8	149.0	5.2%	5,359.8	10,463.6	396.9	296.8
European Fund II (1)	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	8,507.4	—	34.3
Asian Fund IV	7/2020	7/2026	10,695.6	10,695.6	9.3%	—	—	—	—
Asian Fund III	4/2017	7/2020	9,000.0	4,213.2	5.6%	5,146.2	1,233.5	4,774.1	6,042.5
Asian Fund II	4/2013	4/2017	5,825.0	36.5	1.3%	6,802.5	4,577.3	4,309.4	5,456.3
Asian Fund (1)	7/2007	4/2013	3,983.3	—	2.5%	3,974.3	8,687.9	93.2	68.3
China Growth Fund (1)	11/2010	11/2016	1,010.0	—	1.0%	1,010.0	815.4	541.9	449.8
Next Generation Technology Growth Fund II	12/2019	12/2025	2,088.3	1,810.3	7.2%	278.0	—	278.0	322.3
Next Generation Technology Growth Fund	3/2016	12/2019	658.9	4.9	22.5%	658.3	45.9	630.9	1,125.8
Health Care Strategic Growth Fund	12/2016	12/2021	1,331.0	917.9	11.3%	503.9	95.9	410.7	719.0
Global Impact Fund	2/2019	2/2025	1,242.2	1,081.9	8.1%	160.3	—	160.3	174.4
Total Private Equity and Growth Funds			102,784.6	31,477.4		74,245.1	94,013.8	30,434.8	41,217.2

Co-Investment Vehicles and Other	Various	Various	9,834.3	2,915.7	Various	7,180.0	4,966.8	4,722.9	5,742.1

Total Private Equity			112,618.9	34,393.1		81,425.1	98,980.6	35,157.7	46,959.3

Core Investment Vehicles	Various	Various	9,868.5	4,944.9	35.8%	4,923.6	—	4,923.6	6,829.8

Real Assets
Energy Income and Growth Fund II	6/2018	6/2021	994.2	587.6	20.1%	416.3	9.6	407.1	407.0
Energy Income and Growth Fund	9/2013	6/2018	1,974.2	59.3	12.9%	1,963.4	785.9	1,283.8	870.5
Natural Resources Fund (1)	Various	Various	887.4	0.9	Various	886.5	123.2	194.2	71.3
Global Energy Opportunities	Various	Various	914.1	170.3	Various	517.9	136.4	348.6	212.8
Global Infrastructure Investors III	6/2018	6/2024	7,156.3	4,681.3	3.8%	2,623.4	148.3	2,584.8	2,427.3
Global Infrastructure Investors II	10/2014	6/2018	3,040.0	162.2	4.1%	3,117.7	2,639.1	2,067.1	2,448.9
Global Infrastructure Investors	9/2011	10/2014	1,040.2	25.1	4.8%	1,046.7	2,093.1	129.3	117.8
Asia Pacific Infrastructure Investors	1/2020	1/2026	2,515.6	2,515.6	9.9%	—	—	—	—
Real Estate Partners Americas II	5/2017	12/2020	1,921.2	885.5	7.8%	1,211.1	373.7	1,013.7	1,144.2
Real Estate Partners Americas	5/2013	5/2017	1,229.1	148.2	16.3%	1,010.7	1,354.5	222.2	109.1
Real Estate Partners Europe	9/2015	12/2019	708.7	211.5	9.5%	568.9	154.0	492.1	566.0
Real Estate Credit Opportunity Partners II	4/2019	6/2022	950.0	728.9	5.3%	221.1	—	221.1	202.2
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130.0	122.2	4.4%	1,007.8	186.5	1,007.8	942.5
Property Partners Americas	12/2019	(2)	2,012.5	1,817.2	24.8%	195.3	—	195.3	207.6
Co-Investment Vehicles and Other	Various	Various	4,033.2	2,023.3	Various	2,009.9	870.9	2,006.2	2,275.6
Total Real Assets			30,506.7	14,139.1		16,796.7	8,875.2	12,173.3	12,002.8

Unallocated Commitments (3)			1,449.6	1,449.6	Various	—	—	—	—

Private Markets Total			154,443.7	54,926.7		103,145.4	107,855.8	52,254.6	65,791.9

Public Markets Business Line (4)

Alternative Credit
Dislocation Opportunities Fund	5/2020	11/2021	2,790.1	2,580.8	14.3%	209.3	—	209.3	264.8
Special Situations Fund II	12/2014	3/2019	3,524.7	528.4	9.0%	2,996.3	671.3	2,670.3	2,080.0
Special Situations Fund	12/2012	1/2016	2,274.3	1.3	11.6%	2,273.0	1,552.4	1,431.8	510.0
Mezzanine Partners	3/2010	3/2015	1,022.8	102.7	4.4%	920.1	1,081.8	261.5	154.6
Private Credit Opportunities Partners II	12/2015	12/2020	2,245.1	657.7	2.2%	1,587.4	123.8	1,555.2	1,536.0
Lending Partners III	4/2017	11/2021	1,497.8	790.8	1.7%	707.0	133.4	707.0	701.6
Lending Partners II	6/2014	6/2017	1,335.9	156.8	3.7%	1,179.1	1,100.7	529.9	210.0
Lending Partners	12/2011	12/2014	460.2	54.9	15.2%	405.3	450.7	116.6	15.4
Lending Partners Europe	3/2015	3/2019	847.6	242.7	5.0%	604.9	178.6	548.7	369.5
Total Alternative Credit			15,998.5	5,116.1		10,882.4	5,292.7	8,030.3	5,841.9

Other Alternative Credit Vehicles	Various	Various	11,046.6	5,242.2	Various	5,804.4	3,415.0	4,079.5	3,598.7

Unallocated Commitments (3)			174.3	174.3	Various	—	—	—	—

Public Markets Total			27,219.4	10,532.6		16,686.8	8,707.7	12,109.8	9,440.6

Total Eligible To Receive Carried Interest			$181,663.1	$65,459.3		$119,832.2	$116,563.5	$64,364.4	$75,232.5

(1)	The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.

(2)	Open ended fund.

(3)	Represents unallocated commitments from our strategic investor partnerships.

(4)	The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

INVESTMENT VEHICLE SUMMARY (UNAUDITED) (CONTINUED)
As of June 30, 2020
(Amounts in millions)

	Uncalled Commitments	Remaining Fair Value	Total

Carried Interest Eligible	$65,459.3	$75,232.5	$140,691.8
Incentive Fee Eligible
Hedge Fund Partnerships (1)	—	18,435.7	18,435.7
Business Development Companies (BDCs)	—	14,127.0	14,127.0
KKR Real Estate Finance Trust Inc.	—	1,128.7	1,128.7
Other	—	4,799.0	4,799.0
Total Carried Interest and Incentive Fee Eligible	65,459.3	113,722.9	179,182.2
Collateralized Loan Obligations (CLOs)	—	16,603.4	16,603.4
Leveraged Credit / Hedge Fund Partnerships (1) / Other	1,359.5	24,611.6	25,971.1
Total Assets Under Management	$66,818.8	$154,937.9	$221,756.7

(1)
Represents KKR's pro rata portion of AUM of hedge fund managers in which KKR holds a minority ownership interest. Total AUM for Hedge Fund Partnerships is $24,610.6 million, of which $18,435.7 million is incentive fee eligible.

KKR’S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS
(Amounts in thousands)

	As of
	June 30, 2020	December 31, 2019
Private Markets Business Line	$5,533,900	$4,551,500
Public Markets Business Line	621,100	689,700
Total	$6,155,000	$5,241,200

INFORMATION ON NON-GAAP AND OTHER MEASURES & DEFINTIONS (UNAUDITED)

KKR operates through one operating and reportable segment. Management makes operating decisions and assesses performance of our business prior to giving effect to the (i) allocation of income (loss) between KKR & Co. Inc. and KKR Holdings L.P.; (ii) consolidation of the investment funds and collateralized financing entities that KKR manages; and (iii) other consolidated entities that are not subsidiaries of KKR & Co. Inc.
KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP: after-tax distributable earnings, after-tax distributable earnings per adjusted share, book value, book value per adjusted share, book assets, book liabilities, distributable revenues, distributable expenses and fee related earnings. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP, if available. In addition, we caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similarly titled measures presented by other investment managers. These non-GAAP measures are presented in this earnings release as KKR’s operating results, which were previously referred to as segment results. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included in Exhibit A.
Adjusted shares represents shares of common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include shares issuable upon exchange of all units of KKR Holdings L.P. We believe providing adjusted shares is useful to stockholders as it provides insight into the calculation of amounts available for distribution as dividends on a per adjusted share basis. Weighted average adjusted shares is used in the calculation of after-tax distributable earnings per adjusted share and adjusted shares is used in the calculation of book value per adjusted share.

After-tax distributable earnings is a non-GAAP performance measure of KKR’s earnings excluding mark-to-market gains (losses) after interest expense, preferred dividends, noncontrolling interests and income taxes paid. It is used by management to assess the net realized earnings of KKR for a given reporting period, after deducting equity-based compensation under the Equity Incentive Plans and adjusting to exclude the impact of non-recurring items, if any. KKR believes that after-tax distributable earnings is useful to stockholders as it aligns KKR’s net realization performance with the manner in which KKR receives its revenues and determines the compensation of its employees. After-tax distributable earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy. Equity-based compensation expense is included in after-tax distributable earnings as a component of compensation expense in order to reflect the dilutive nature of these non-cash equity-based awards. Income taxes paid represents the implied amount of income taxes that would be paid assuming that all pre-tax distributable earnings were allocated to KKR & Co. Inc., which would occur following an exchange of all KKR Holdings units for common stock of KKR & Co. Inc. Income taxes paid also includes amounts paid pursuant to the tax receivable agreement.
Assets under management ("AUM") represent the assets managed or advised by KKR from which KKR is entitled to receive fees or a carried interest (either currently or upon deployment of capital), general partner capital, and assets managed or advised by our strategic BDC partnership and the hedge fund and other managers in which KKR holds an ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund and other managers and the overall activity in their investment funds and other managed capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or carried interest; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs (excluding CLOs wholly-owned by KKR); (v) KKR's pro rata portion of the AUM of hedge fund and other managers in which KKR holds an ownership interest; (vi) all AUM of the strategic BDC partnership with FS Investments; and (vii) the fair value of other assets managed by KKR. The pro rata portion of the AUM of hedge fund and other managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.
Book assets is a non-GAAP performance measure that represents cash and short-term investments, investments, net unrealized carried interest, tax assets, and other assets of KKR presented on a basis that deconsolidates (i) KKR's investment funds and collateralized financing entities that KKR manages and (ii) other consolidated entities that are not subsidiaries of KKR & Co. Inc. We believe this measure is useful to stockholders as it provides additional insight into the assets of KKR that are used to operate its business lines. As used in this definition, cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield.

Book liabilities is a non-GAAP performance measure that represents the debt obligations of KKR (including KFN), tax liabilities, and other liabilities of KKR presented on a basis that deconsolidates (i) KKR's investment funds and collateralized financing entities that KKR manages and (ii) other consolidated entities that are not subsidiaries of KKR & Co. Inc. We believe this measure is useful to stockholders as it provides additional insight into the liabilities of KKR excluding the liabilities that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred Stock.
Book value is a non-GAAP performance measure of the net assets of KKR and is used by management primarily in assessing the unrealized value of KKR’s book assets after deducting for book liabilities, noncontrolling interests and preferred stock. We believe this measure is useful to stockholders as it provides additional insight into the net assets of KKR excluding those net assets that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred Stock. KKR's book value includes the net impact of KKR's tax assets and liabilities as prepared under GAAP.

Capital invested is the aggregate amount of capital invested by (i) KKR’s investment funds, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable.  Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested.  See also syndicated capital.
Distributable revenues is a non-GAAP performance measure that represents the realized revenues (which excludes unrealized carried interest and unrealized net gains (losses)) generated by KKR and is the sum of (i) fees and other, net, (ii) realized performance income (loss) and (iii) realized investment income (loss). KKR believes that distributable revenues is useful to stockholders as it provides insight into the realized revenue generated by KKR's business lines.
Distributable expenses is a non-GAAP performance measure that represents the expenses of KKR and is the sum of (i) compensation and benefits (excluding unrealized performance income compensation), (ii) occupancy and related charges and (iii) other operating expenses. KKR believes that distributable expenses is useful to stockholders as it provides insight into the costs expended in connection with generating KKR's distributable revenues.
Distributable operating earnings is a non-GAAP performance measure that represents after-tax distributable earnings before interest expense, preferred dividends, income (loss) attributable to noncontrolling interests and income taxes paid. We believe distributable operating earnings is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that we do not believe relate directly to KKR's operations.
Fee paying AUM ("FPAUM") represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only carried interest or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.
Fee related earnings is a non-GAAP supplemental performance measure of earnings of KKR before performance income and investment income. KKR believes this measure may be useful to stockholders as it may provide additional insight into the profitability of KKR’s fee generating management companies and capital markets businesses. Fee related earnings is calculated as KKR’s total Fees and Other, Net, multiplied by KKR’s distributable operating margin. For purposes of the fee related earnings calculation, distributable operating margin is calculated as distributable operating earnings, before equity-based compensation, divided by total distributable revenues.
Syndicated capital is the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties, generally in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in capital invested, (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds, and (iii) debt capital that is either underwritten or arranged on a best efforts basis. Syndicated capital is used as a measure of investment activity for KKR during a given period, and we believe that this measure is useful to stockholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets business line and across KKR's investment platform.
Uncalled commitments is the aggregate amount of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

EXHIBIT A

GAAP COMMON STOCK OUTSTANDING AND ADJUSTED SHARES

The following table provides a reconciliation of KKR's Weighted Average GAAP Shares of Common Stock Outstanding to Weighted Average Adjusted Shares:

	Quarter Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Weighted Average GAAP Shares of Common Stock Outstanding - Basic	558,774,162	559,149,821	544,528,863
Adjustments:
Weighted Average KKR Holdings Units (1)	286,290,915	288,322,053	297,794,189
Weighted Average Adjusted Shares (2)	845,065,077	847,471,874	842,323,052

	Six Months Ended
	June 30, 2020	June 30, 2019
Weighted Average GAAP Shares of Common Stock Outstanding - Basic	558,961,992	539,240,051
Adjustments:
Weighted Average KKR Holdings Units (1)	287,306,484	298,323,364
Weighted Average Adjusted Shares (2)	846,268,476	837,563,415

The following table provides a reconciliation of KKR's GAAP Shares of Common Stock Outstanding to Adjusted Shares:

	As of
	June 30, 2020	December 31, 2019
GAAP Shares of Common Stock Outstanding	559,140,869	560,007,579
Adjustments:
KKR Holdings Units (1)	285,978,495	290,381,345
Adjusted Shares (2)	845,119,364	850,388,924

Unvested Shares of Common Stock	15,739,887	22,712,604

(1)	Shares that may be issued by KKR & Co. Inc. upon exchange of units in KKR Holdings L.P. for KKR common stock.

(2)	Amounts exclude unvested shares granted under the Equity Incentive Plans.

EXHIBIT A (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. INC. PER SHARE OF COMMON STOCK - BASIC (GAAP BASIS)
TO AFTER-TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE AND ADJUSTED EBITDA (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock - Basic	$1.25	$(2.31)	$0.94
Weighted Average Shares of Common Stock Outstanding - Basic	558,774,162	559,149,821	544,528,863
Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders	$698,628	$(1,288,865)	$514,393

(+) Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	462,410	(852,194)	361,228
(+) Equity-based and Other Compensation - KKR Holdings L.P.	21,098	20,696	22,803
(+) Amortization of Intangibles and Other, net (1)	146,791	(62,226)	25,380
(-) Net Unrealized Carried Interest	478,027	(1,659,940)	509,319
(-) Net Unrealized Gains (Losses)	867,581	(1,974,531)	401,807
(+) Unrealized Performance Income Compensation	199,375	(675,874)	210,020
(+) Income Tax Expense (Benefit)	206,264	(360,679)	165,399
(-) Income Taxes Paid	63,315	60,035	60,815

After-tax Distributable Earnings	$325,643	$355,294	$327,282
Weighted Average Adjusted Shares	845,065,077	847,471,874	842,323,052
After-tax Distributable Earnings Per Adjusted Share	$0.39	$0.42	$0.39

After-tax Distributable Earnings	$325,643	$355,294	$327,282

(+) Equity-based Compensation (Equity Incentive Plans)	39,933	51,003	48,611
(+) Income (Loss) Attributable to Noncontrolling Interests	1,002	1,089	1,864
(+) Income Taxes Paid	63,315	60,035	60,815
(+) Preferred Dividends	8,341	8,341	8,341
(+) Core Interest Expense (2)	37,511	33,864	32,963
(+) Depreciation and Amortization	4,817	4,804	4,333

Adjusted EBITDA (3)	$480,562	$514,430	$484,209

(1)	Includes a $88.3 million non-recurring impairment charge taken on one of our equity method investments during the three months ended June 30, 2020.

(2)
Core interest expense may be used by certain debt investors as an alternative measurement of interest expense incurred by KKR and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN, are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to debt investors as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

(3)
Adjusted EBITDA may be useful to debt investors in evaluating KKR's ability to service its debt and provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, taxes, depreciation and amortization, equity-based compensation, preferred dividends and noncontrolling interests.

EXHIBIT A (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. INC. PER SHARE OF COMMON STOCK - BASIC (GAAP BASIS)
TO AFTER-TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE AND ADJUSTED EBITDA (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Six Months Ended
	June 30, 2020	June 30, 2019
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock - Basic	$(1.06)	$2.25
Weighted Average Shares of Common Stock Outstanding - Basic	558,961,992	539,240,051
Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders	$(590,237)	$1,215,371

(+) Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	(389,784)	842,596
(+) Equity-based and Other Compensation - KKR Holdings L.P.	41,794	45,921
(+) Amortization of Intangibles and Other, net (1)	84,565	81,533
(-) Net Unrealized Carried Interest	(1,181,913)	910,931
(-) Net Unrealized Gains (Losses)	(1,106,950)	1,221,209
(+) Unrealized Performance Income Compensation	(476,499)	369,900
(+) Income Tax Expense (Benefit)	(154,415)	332,992
(-) Income Taxes Paid	123,350	114,808

After-tax Distributable Earnings	$680,937	$641,365
Weighted Average Adjusted Shares	846,268,476	837,563,415
After-tax Distributable Earnings Per Adjusted Share	$0.80	$0.77

After-tax Distributable Earnings	$680,937	$641,365

(+) Equity-based Compensation (Equity Incentive Plans)	90,936	103,496
(+) Income (Loss) Attributable to Noncontrolling Interests	2,091	2,223
(+) Income Taxes Paid	123,350	114,808
(+) Preferred Dividends	16,682	16,682
(+) Core Interest Expense (2)	71,375	63,233
(+) Depreciation and Amortization	9,621	8,704

Adjusted EBITDA (3)	$994,992	$950,511

(1)	Includes a $88.3 million non-recurring impairment charge taken on one of our equity method investments during the six months ended June 30, 2020.

(2)
Core interest expense may be used by certain debt investors as an alternative measurement of interest expense incurred by KKR and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN, are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to debt investors as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

(3)
Adjusted EBITDA may be useful to debt investors in evaluating KKR's ability to service its debt and provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, taxes, depreciation and amortization, equity-based compensation, preferred dividends and noncontrolling interests.

EXHIBIT A (CONTINUED)

RECONCILIATION OF TOTAL GAAP REVENUES TO TOTAL DISTRIBUTABLE REVENUES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Total GAAP Revenues	$1,331,994	$(1,001,505)	$1,179,864
(+) Management Fees - Consolidated Funds and Other	122,740	118,782	117,596
(-) Fee Credits - Consolidated Funds	14,240	227	13,692
(-) Capital Allocation-Based Income (Loss) (GAAP)	938,521	(1,382,077)	660,423
(+) Realized Carried Interest	345,665	361,331	211,919
(+) Realized Investment Income (Loss)	90,325	145,164	146,150
(-) Revenue Earned by Other Consolidated Entities	1,052	13,315	31,152
(-) Capstone Fees	17,195	20,918	—
(-) Expense Reimbursements	28,002	28,224	42,741
Total Distributable Revenues	$891,714	$943,165	$907,521

	Six Months Ended
	June 30, 2020	June 30, 2019
Total GAAP Revenues	$330,489	$2,367,344
(+) Management Fees - Consolidated Funds and Other	241,522	239,545
(-) Fee Credits - Consolidated Funds	14,467	17,631
(-) Capital Allocation-Based Income (GAAP)	(443,556)	1,475,355
(+) Realized Carried Interest	706,996	542,264
(+) Realized Investment Income (Loss)	235,489	249,069
(-) Revenue Earned by Other Consolidated Entities	14,367	60,855
(-) Capstone Fees	38,113	—
(-) Expense Reimbursements	56,226	86,801
Total Distributable Revenues	$1,834,879	$1,757,580

RECONCILIATION OF TOTAL GAAP EXPENSES TO TOTAL DISTRIBUTABLE EXPENSES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Total GAAP Expenses	$757,068	$(96,692)	$808,811
(-) Equity-based and Other Compensation - KKR Holdings L.P.	21,098	20,696	22,803
(-) Unrealized Performance Income Compensation	199,375	(675,874)	210,020
(-) Amortization of Intangibles	379	380	383
(-) Reimbursable Expenses	38,020	34,962	49,694
(-) Expenses relating to Other Consolidated Entities	35,457	20,001	49,197
(-) Capstone Expenses	14,048	17,797	—
(+) Other	(6,062)	(14,374)	(14,354)
Total Distributable Expenses	$442,629	$470,972	$462,360

	Six Months Ended
	June 30, 2020	June 30, 2019
Total GAAP Expenses	$660,376	$1,537,578
(-) Equity-based and Other Compensation - KKR Holdings L.P.	41,794	46,546
(-) Unrealized Performance Income Compensation	(476,499)	369,900
(-) Amortization of Intangibles	759	918
(-) Reimbursable Expenses	72,982	101,726
(-) Expenses relating to Other Consolidated Entities	55,458	101,015
(-) Capstone Expenses	31,845	—
(+) Other	(20,436)	(25,960)
Total Distributable Expenses	$913,601	$891,513

EXHIBIT A (CONTINUED)

RECONCILIATION OF CERTAIN GAAP TO NON-GAAP BALANCE SHEET MEASURES
(Amounts in thousands)
	As of
	June 30, 2020	December 31, 2019
Total GAAP Assets	$62,110,382	$60,899,319
(-) Impact of Consolidation of Funds and Other Entities	39,268,849	37,453,629
(-) Carry Pool Reclassification	974,567	1,448,879
(-) Other Reclassifications	580,207	376,360
Total Book Assets	$21,286,759	$21,620,451

	As of
	June 30, 2020	December 31, 2019
Total GAAP Liabilities	$32,715,720	$30,396,945
(-) Impact of Consolidation of Funds and Other Entities	25,390,502	23,841,496
(-) Carry Pool Reclassification	974,567	1,448,879
(-) Other Reclassifications	580,207	376,360
Total Book Liabilities	$5,770,444	$4,730,210

	As of
	June 30, 2020	December 31, 2019
KKR & Co. Inc. Stockholders' Equity - Series I and II Preferred Stock, Common Stock	$9,472,314	$10,324,936
(+) Impact of Consolidation of Funds and Other Entities	311,381	327,826
(-) Other Reclassifications	17,446	17,446
(+) Noncontrolling Interests Held by KKR Holdings L.P.	5,221,844	5,728,634
Book Value	$14,988,093	$16,363,950